EXHIBIT 23.1

                            KYLE L. TINGLE, CPA, LLC
                          PERSONAL FINANCIAL PLANNING,
                        BUSINESS SERVICES & TAX PLANNING


October 19, 2005


To Whom It May Concern:

The firm of Kyle L. Tingle, CPA, LLC consents to the inclusion of his report dated March 14, 2005 accompanying the audited financial statements of Madison Explorations, Inc. as of December 31, 2004, in the Registration Statement on Form 10-SB, with the U.S. Securities and Exchange Commission, and to our reference to the Firm under the caption "Experts" in the prospectus.

Very truly yours,

/s/ KYLE L. TINGLE, CPA, LLC

KYLE L. TINGLE
KYLE L. TINGLE, CPA, LLC


Very truly yours,



Kyle L. Tingle, CPA, LLC









  P.O. Box 50329 HENDERSON, NEVADA 89016 Phone:(702)450-2200, Fax:(702)436-4218
                       e-mail: ktingle@kyletinglecpa.com